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                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT made as of the ____ day of _____________, _______ by and among Deutsche Asset Management VIT Funds ("TRUST"), a Massachusetts business trust, Deutsche Asset Management, Inc. ("ADVISER"), a Delaware corporation, ("DISTRIBUTOR") and New York Life Insurance and Annuity Corporation ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Delaware.

     WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "'40 Act"), as an open-end, diversified management investment company; and

     WHEREAS, TRUST is comprised of several series funds (each a "Portfolio"), with those Portfolios currently available being listed on Appendix A hereto; and

     WHEREAS, TRUST is organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies"); and

     WHEREAS, TRUST may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

     WHEREAS, TRUST has received an order from the SEC (File No. 812-10058, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by Variable Contract Separate Accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

     WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts to offer Variable Contracts ("Separate Accounts") and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

     WHEREAS, ADVISER is a duly registered with the SEC as an "Investment Adviser" as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act") and any applicable state securities law;

     WHEREAS, ADVISER serves as the TRUST's investment adviser; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and ADVISER agree as follows:
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                         Article I. SALE OF TRUST SHARES

     1.1 TRUST agrees to make available shares of the selected Portfolios as listed on Appendix B, as may be amended from time to time, for purchase at net asset value by the the Separate Accounts of LIFE COMPANY. TRUST shall calculate such net asset value on each day which the New York Stock Exchange is open for regular trading.

     1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders each Business Day at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from the LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST, provided that LIFE COMPANY receives the order by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such order by 9:00 a.m. New York time on the next Business Day or such later time as permitted by Section 1.5 hereof. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

     1.3 TRUST agrees to redeem for cash on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on each Business Day at the net asset value next computed after receipt by TRUST or its designee of the request for redemption, in accordance with the provisions of this Agreement.. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from the LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY receives the request for redemption by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such request for redemption by 9:00 a.m. New York time on the next Business Day or by such later time as permitted by Section 1.5 hereof.

     1.4 TRUST shall furnish, same day notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY or its designee of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right, on its behalf and on behalf of the Separate Accounts, to revoke this election and to receive all dividends and capital gain distributions in cash.

     1.5 TRUST shall deliver the net asset value per share for the selected Portfolio(s) to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to deliver such net asset value by 6:00 p.m. New York time. In the event that the TRUST is unable to deliver the net asset value per share for the selected Portfolio(s) by 8:00 p.m., TRUST shall provide additional time for LIFE COMPANY to place orders for the purchase and redemption of shares equal to the additional time it takes TRUST to make the net asset values available to LIFE COMPANY. However, if net asset values are not available for inclusion in the next business cycle and purchase orders/redemptions are not

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able to be calculated and available for LIFE COMPANY to execute within the time frame identified in Sections 1.2 and 1.3 hereof, LIFE COMPANY on behalf of the Separate Account(s), shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. [If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.]

     1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 9:00 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

     1.7 If LIFE COMPANY's order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY by the next Business Day. [In any event, proceeds shall be wired to LIFE COMPANY within the time period permitted by the '40 Act or the rules, orders or regulations thereunder, and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time on the same Business Day that LIFE COMPANY transmits the redemption order to TRUST.] If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Fund advised by ADVISER, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

     1.8 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies and/or Separate Accounts or Qualified Plans which represent and warrant to the TRUST that they qualify to purchase shares of TRUST under Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5 without impairing the ability of the Separate Account to consider the portfolio investments of the TRUST as constituting investments of the Separate Account for the purpose of satisfying the diversification requirements of Section 817(h). Shares of the TRUST's Portfolios will not be sold directly to the general public.

     1.9 TRUST may suspend or terminate the offering of the shares of or liquidate any Portfolio of TRUST if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the TRUST (the "Board"), acting in good faith

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and the exercise of its fiduciary duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

     1.10 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.

     1.11 LIFE COMPANY shall provide TRUST 24 hours notice, via telephone, of any purchase for, or redemption order of, Portfolio Shares, that equals or exceeds 5% of such Portfolio's total net assets on any Business Day. If LIFE COMPANY fails to provide such 24 hours notice, TRUST, in its discretion, may reject the purchase or redemption order.

     1.12 The TRUST and DISTRIBUTOR will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions substantially the same as Sections 2.1, 2.2, 2.3, 2.4 and 2.12 of Article II, Article V, and Article VI of this Agreement is in effect to govern such sales.

                   Article II. REPRESENTATIONS AND WARRANTIES

     2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Delaware and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that NYLIFE Distributors Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "'34 Act").

     2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

     2.3 LIFE COMPANY represents and warrants that the interests under the Variable Contracts are or will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts, and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

     2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5 LIFE COMPANY represents and warrants that it complies with all applicable laws, rules and regulations designed to prevent "money laundering" and if required by law would allow the TRUST or ADVISER reasonable access to its client and other records to assist in any investigation of suspected money laundering activities by its clients.

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     2.6 LIFE COMPANY represents and warrants that all of its respective directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Separate Account(s) are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Account(s) in an amount not less than $5 million. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.7 TRUST represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the '33 Act duly authorized for issuance and sold in accordance with all applicable federal and state laws, and TRUST is and shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST, subject to Section 1.9 above, shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

     2.8 TRUST and ADVISER each represent and warrant that each Portfolio has complied and will continue to comply at all times with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5 and any Treasury interpretations thereof and any amendments or other modifications or successor provisions to such Section or Regulations, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by 1.817-5.

     2.9 TRUST represents and warrants that each Portfolio invested in by the Separate Account is qualified and will continue to qualify as a "regulated investment company" under Subchapter M of the Code, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     2.10 TRUST represents and warrants that its operations, including, but not limited to, investment policies, fees and expenses, comply with the applicable laws of the various states in which the Portfolios are eligible for sale, and that TRUST has disclosed or made available, in writing, all information requested by LIFE COMPANY and that such information is true and accurate in all material respects as of the effective date of this Agreement. Without prior written notice to LIFE COMPANY, TRUST will not make any changes in fundamental investment policies or advisory fees, and shall at all times remain in compliance with federal securities laws as they apply to insurance products.

     2.11 TRUST represents that it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply in all material respects with the 40 Act.

     2.12 ADVISER represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state law and shall perform its obligations hereunder in compliance in all material respects with all applicable state and federal laws.

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     2.13 TRUST represents and warrants that all of its respective directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of TRUST are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of TRUST in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.14 The ADVISER each represents and warrants that all of its respective directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Separate Account(s) are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Account(s) in an amount not less than $5 million. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

       2.14 ADVISER represents and warrants that management and any other fees paid by TRUST to ADVISER or its affiliated persons (within the meaning of the 1940 Act)are legitimate and not excessive, and are derived from agreements that do not breach any fiduciary duty of ADVISER to TRUST.


                  Article III. PROSPECTUS AND PROXY STATEMENTS

     3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

     3.2 TRUST or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus (or prospectuses), statements of additional information, annual and semi-annual reports and proxy statements for the shares of the Portfolios as LIFE COMPANY may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. TRUST or its designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus (or prospectuses) for the shares as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by LIFE COMPANY, TRUST or its designee shall provide such documentation (including a "camera ready" copy of the current prospectus (or prospectuses) as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus (or prospectuses) for the shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus (or prospectuses) for the TRUST shares printed together in one document or posted on LIFE COMPANY's website. The expenses of such printing will be apportioned between LIFE COMPANY and TRUST in proportion to the number of pages of the Variable Contract and TRUST prospectus, taking account of other relevant factors affecting the expense of printing,

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such as covers, columns, graphs and charts; TRUST shall bear the cost of printing the TRUST prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the TRUST shares and LIFE COMPANY shall bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, LIFE COMPANY shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the shares. [In the event that LIFE COMPANY requests that TRUST or its designee provide TRUST's prospectus in a "camera ready" or diskette format, TRUST shall be responsible for providing the prospectus (or prospectuses) in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus (or prospectuses) in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. TRUST agrees that the prospectus provided to the LIFE COMPANY will describe only the Portfolios listed in Appendix A and will not name or describe any other Funds or Fund series unless required by law.

     3.3 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

     3.4 LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by the TRUST, with a current tabulation of the number of existing Contractholders of LIFE COMPANY whose Contract values are invested in the Designated Portfolios. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of the LIFE COMPANY attesting to the accuracy of the information contained in the letter.

     3.5 Except as otherwise expressly provided in this Agreement, each party agrees to bear all expenses incident to performance by the party under this Agreement.

     3.6 Expenses associated with the preparation, filing and distribution of registration statements, prospectuses, supplements, annual and semi-annual reports, proxy statements and voting instructions and specified sales material and other material listed in Appendix C shall be paid for in accordance with the cost allocations set forth in Appendix C.

     3.7 Nothwithstanding anything herein to the contrary, TRUST, ADVISER or their designee shall reimburse the Company for the reasonable costs associated with substituting the securities of a registered investment company for the Designated Portfolios where due to the acts of the TRUST, its distributor or
Adviser: (i) the TRUST either offers its Shares at public sale, ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision), or fails to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision), and as a result the TRUST no longer qualifies

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to serve as a funding vehicle for the Contracts, (ii) there is a material change in a fundamental investment objective of the TRUST requiring shareholder approval which results in the reclassification of the investment style of the Participation Fund by a nationally recognized mutual fund ranking organization, and the Company furnishes the TRUST or ADVISER with written notice of its objection to such change prior to shareholder approval of such change, or (iii) the Agreement is terminated in accordance with Article VIII. The costs of such substitution shall include, without limitation, reasonable legal fees for obtaining any required Commission order approving such substitution, and expenses for printing and distributing any prospectus supplement or other disclosure of the substitution or elimination of the Designated Portfolios as an investment vehicle under the Contracts.

     3.8 TRUST SHALL, UPON REQUEST OF LIFE COMPANY, PROVIDE A MANUAL DAILY CONFIRMATION OF TRADE ACTIVITY FROM THE PREVIOUS BUSINESS DAY. SUCH CONFIRM SHALL INCLUDE THE DOLLAR AMOUNT OF PURCHASES OR REDEMPTIONS SUBMITTED BY LIFE COMPANY FOR EACH PORTFOLIO, PRICE PER SHARE OF EACH PORTFOLIO AND THE CORRESPONDING TOTAL SHARE AMOUNT OF SUCH PURCHASE OR REDEMPTION AND SHALL BE TRANSMITTED TO LIFE COMPANY ON THE BUSINESS DAY FOLLOWING THE REQUEST.

                           Article IV. SALES MATERIALS

     4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and ADVISER, each piece of sales literature or other promotional material in which TRUST or ADVISER is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST or ADVISER objects to its use in writing within ten (10) Business Days after receipt of such material. TRUST and ADVISER reserve the right to reasonably object to the continued use of any such sales literature or other promotional material in which TRUST or ADVISOR or DISTRIBUTOR is named, and no such material shall be used if TRUST so objects.

     4.2 TRUST and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within ten (10) Business Days after receipt of such material. LIFE COMPANY reserves the right to reasonably object. LIFE COMPANY reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which LIFE COMPANY, its Separate Account(s), or any Variable Contract is named, and no such material shall be used if LIFE COMPANY so objects.

     4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement, prospectus or SAI for such Variable Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

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     4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement, prospectus or SAI for TRUST, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

     4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the '40 Act, the '33 Act or rules thereunder.

     4.6 At the request of any Party to this Agreement, each other Party will make available to the other Party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party's obligations under this Agreement.

                         Article V. POTENTIAL CONFLICTS

     5.1 The parties acknowledge that TRUST has received an order from the SEC granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit TRUST shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive Order requires TRUST and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. The TRUST will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.

     5.2 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts and with participants of Qualified Plans investing in TRUST. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of TRUST are being managed; (e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to

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disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

     5.3 LIFE COMPANY will report any potential or existing conflicts of which it becomes aware to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Variable Contract owners.

     5.4 If a majority of the Board or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of TRUST, to withdraw the Separate Account's investment in TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

     For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TRUST or ADVISER (or any other investment adviser of TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

     5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

     5.6 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                               Article VI. VOTING

     6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in TRUST calculates voting privileges in a manner consistent with other Participating Insurance Companies. LIFE COMPANY will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

     6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then TRUST, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                           Article VII. MARKET TIMERS.

     7.1 If a Portfolio or TRUST advises LIFE COMPANY that a pattern or patterns of transactions involving short-term trading in one or more Separate Accounts is having an adverse effect on the Portfolio, LIFE COMPANY will promptly develop and implement mutually acceptable policies and procedures to prevent such trading. The parties hereto acknowledge that, if necessary, such policies and procedures may include the identification of Separate Account participants engaged in such short-term trading and the imposition of complete or partial restrictions on their requests to purchase certain Shares.

     7.2 LIFE COMPANY agrees, subject to any review by federal or state regulators, to disclose in its prospectus that orders for the purchase or redemption of Shares are subject to acceptance by the TRUST, and that LIFE COMPANY reserves the right to reject, without prior notice, any transfer request if the purchase of Shares is not accepted for any reason.

                          Article VIII. 5% SHAREHOLDERS

         In the event that a Separate Account of Life Company with any Portfolio comes to hold more than five percent (5%) of the outstanding Shares of such Portfolio, it will be TRUST's responsibility to request that LIFE COMPANY confirm its status as shareholder of record and advise TRUST whether any Separate Account participant beneficially owns more than five percent (5%) of the outstanding Shares of such Portfolio through LIFE COMPANY's accounts. For this purpose, TRUST will indicate in its inquiry the number of Shares that currently equals five percent (5%) of the outstanding Shares of such Portfolio. LIFE COMPANY will respond promptly, accurately and completely to any such inquiry. Whenever TRUST or a Portfolio advises LIFE COMPANY that it is required by law to obtain the name and other identifying information of a Separate Account participant who beneficially owns more than five percent (5%) of the outstanding Shares of a Portfolio, LIFE COMPANY will provide such information to the extent within its possession or control. TRUST will not use or disclose such information received from LIFE COMPANY except to comply with applicable laws.

                           Article IX. INDEMNIFICATION

     9.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST, ADVISER and each of their Trustees, directors, principals, officers, employees and agents and each person, if any, who controls TRUST or ADVISER within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) (collectively, a "Loss"), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

         (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY by or on behalf of TRUST or ADVISER for use in the registration statement or prospectus or SAI for the Variable Contracts or for use in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale or distribution of the Variable Contracts or TRUST shares; or

         (b) arise out of or result from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or (ii) wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

         (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST by or on behalf of LIFE COMPANY; or

         (d) arise as a result of any substantial failure by LIFE COMPANY to provide the services and furnish the materials required of it under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

     9.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party to the extent that such Loss is attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     9.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify LIFE COMPANY of the commencement of any litigation or proceedings against the Indemnified Party or any of its officers or directors in connection with this Agreement, the issuance or sale of the Portfolio shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the TRUST.

     9.4 Indemnification by TRUST. TRUST agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any Loss to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

         (a) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to

     ADVISER or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

         (b) arises out of or results from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or TRUST or persons under its control) or (ii) gross negligence or wrongful conduct or willful misfeasance of TRUST or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

         (c) arises out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

         (d) arises as a result of (i) a failure by TRUST to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

         (e) arises out of or results from any material breach of any representation and/or warranty made by TRUST in this Agreement or arises out of or results from any other material breach of this Agreement by TRUST.

     9.5 TRUST shall not be liable under this indemnification provision with respect to any Loss to the extent that such Loss is attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     9.6 TRUST shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TRUST in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TRUST of any such claim shall not relieve TRUST from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, TRUST shall be entitled to participate at its own expense in the defense thereof. TRUST also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from TRUST to such party of TRUST's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TRUST will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify TRUST of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance of sale of the Portfolio shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the TRUST.

     9.7  [ADD INDEMNIFICATION BY ADVISER]

                          Article X. TERM; TERMINATION

     10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

     10.2 This Agreement shall terminate in accordance with the following provisions:

         (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days' advanced written notice delivered to the other parties, unless a shorter time is agreed to by the parties;

         (b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY to the other parties, said termination to be effective ten days after receipt of notice;

         (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's ability to meet and perform TRUST's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY to the other parties with said termination to be effective upon receipt of notice;

         (d) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY and/or its broker-dealer affiliates by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST to the other Parties with said termination to be effective upon receipt of notice;

         (e) Upon notice by one party to the other parties in the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of

     Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

         (f) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

         (g) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

         (h) At the option of LIFE COMPANY by written notice to the other Parties with respect to any Trust shares in the event that such shares cease to qualify as a regulated investment company under Subchapter M of the Code or under any successor provision or fails to comply with the
     Section 817(h) diversification requirements specified in Section 2.11 and
     2.12 hereof or LIFE COMPANY reasonably believes that such Portfolio may fail to so qualify or comply;

         (i) At the option of LIFE COMPANY upon any substitution of the shares of another investment company or series thereof for TRUST shares in accordance with the terms of the Variable Contracts, provided that LIFE COMPANY has given at least 180 days prior written notice to TRUST and ADVISER of the date of substitution.

         (j) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

         (k) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon notice by Trust to the other parties;

     In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and ADVISER, termination shall be effective immediately upon such occurrence without notice.

     10.3 Notwithstanding any termination of this Agreement pursuant to Section
10.2 hereof, TRUST, upon the mutual agreement of TRUST and LIFE COMPANY, will continue to make available additional TRUST shares, as provided below, for so long as is mutually agreed upon pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if it is mutually agreed upon that additional TRUST shares are to be made available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, LIFE COMPANY TRUST and/or ADVISER, as promptly as is practicable under the circumstances, shall notify the othersas to whether whetherthere is a desire to have TRUST continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to Section 10.2,.

     [10.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.]

                               Article XI. NOTICES

     Any notice hereunder shall be given by registered or certified mail return receipt requested or next-day delivery to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to TRUST:

               Deutsche Asset Management VIT Funds
               c/o PFPC Global Fund Services
               3200 Horizon Drive
               King of Prussia, PA 19406-0903
               Attn:  Tom Calabria, Legal Department

               and

               c/o Deutsche Asset Management Mutual Fund Services
               One South Street, Mail Stop 1-18-6
               Baltimore, MD  21202
               Attn:  Richard Hale


               If to ADVISER:

               Deutsche Asset Management, Inc.
               280 Park Avenue, Mail Stop NYC03-2855
               New York, NY 10017
               Attn.: Legal Department


               If to LIFE COMPANY:

              Robert D. Rock
              Senior Vice President
              New York Life Insurance Company
              51 Madison Avenue
              New York, New York 10010

     Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                           Article XII. MISCELLANEOUS

     12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

     12.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Trustees or officers of TRUST or any Portfolio (solely by reason of their status as such) shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with TRUST or a Portfolio must look solely to the property of TRUST or that Portfolio, respectively, for enforcement of any claims against TRUST or that Portfolio. [It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.]

     12.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, state insurance regulators and state securities regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8 If the Agreement terminates, the parties agree that Article 9 and Sections 12.5, 12.6 and 12.7 shall remain in effect after termination.

     12.9 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, ADVISER and the LIFE COMPANY.

     12.10 No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     12.11 This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                    DEUTSCHE ASSET MANAGEMENT VIT FUNDS

                    By:_______________________________________
                       Name:
                       Title:



                    DEUTSCHE ASSET MANAGEMENT, INC.

                    By:_______________________________________
                       Name:
                       Title:


                    NEW YORK LIFE INSURANCE AND ANNUITY
                    CORPORATION

                   By:_______________________________________
                      Name:
                      Title:

                                   APPENDIX A

To Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and ____________________.

List of portfolios:


         Small Cap Index Fund - Class A Shares

         EAFE Equity Index Fund - Class A Shares

                                   APPENDIX B

To Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and ____________________.

List of variable separate accounts: